EXHIBIT 23.4





The Board of Directors
US Airways, Inc.

        We consent to the use of our report dated June 24, 1999, included in US Airways, Inc.'s Prospectus and Registration Statement on Form S-4, relating to the exchange offer of registered Pass Through Certificates, Series 1999-1C, for unregistered Pass Through Certificates, Series 1999-1C, by US Airways, Inc. and to the reference to our firm in such Prospectus and Registration Statement on Form S-4.


                                            AvSolutions, Inc.


                                            By: /s/ Scott E. Daniel
                                               -------------------------------


March 21, 2001